Exhibit 24
POWER OF ATTORNEY
I, the undersigned Director or Officer of Rockwell Automation, Inc., a Delaware corporation (the Company), hereby appoint DOUGLAS M. HAGERMAN and THEODORE D. CRANDALL, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below,

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and any amendments thereto;

2.	any and all amendments (including supplements and post-effective amendments) to

a)
the Registration Statement on Form S-3 (Registration No. 333-43071) registering debt securities of the Company in an aggregate principal amount of up to $1,000,000,000 and any shares of Common Stock, par value $1 per share, of the Company (the Common Stock) issuable or deliverable upon conversion or exchange of any such debt securities that are convertible into or exchangeable for Common Stock; and

b)	the Registration Statement on Form S-3 (Registration No. 333-147658) registering an indeterminate amount of debt securities of the Company in one or more series;

3.	any and all amendments (including supplements and post-effective amendments) to

a)	the Registration Statement on Form S-8 registering securities to be sold under the Company’s 2012 Long-Term Incentives Plan (Registration No. 333-180557);

b)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 2008 Long-Term Incentives Plan (Registration Nos. 333-150019 and 333-165727);

c)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s 2000 Long-Term Incentives Plan (Registration Nos. 333-38444 and 333-113041);

d)	the Registration Statement on Form S-8 registering securities to be sold under the Company’s 1165(e) Plan (Registration No. 333-157203);

e)	the Registration Statements on Form S-8 registering securities to be sold under the Company’s Retirement Savings Plan (Registration Nos. 333-184400 and 333-149581)

f)	the Registration Statement on Form S-8 registering securities to be sold pursuant to the Company’s 2003 Directors Stock Plan (Registration No. 333-101780); and

4.	any and all amendments (including supplements and post-effective amendments) to the Registration Statement on Form S-3 Registration No. 333-24685) registering

a)
certain shares of Common Stock acquired or which may be acquired by permitted transferees upon the exercise of transferable options assigned or to be assigned to them by certain participants in the Company’s 1988 Long-Term Incentives Plan in accordance with that Plan; and

b)
the offer and resale by any such permitted transferee who may be deemed to be an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (an Affiliate Selling Shareowner), of Common Stock so acquired or which may be acquired by such Affiliate Selling Shareowner upon exercise of any such transferable option.

Signature	Title	Date

/s/ Keith D. Nosbusch	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	October 31, 2012
Keith D. Nosbusch

/s/ Betty C. Alewine	Director	October 31, 2012
Betty C. Alewine

/s/ Verne G. Istock	Director	October 31, 2012
Verne G. Istock

/s/ Barry C. Johnson	Director	October 31, 2012
Barry C. Johnson

/s/ Steven R. Kalmanson	Director	October 31, 2012
Steven R. Kalmanson

/s/ James P. Keane	Director	October 31, 2012
James P. Keane

/s/ Willam T. McCormick, Jr.	Director	October 31, 2012
William T. McCormick, Jr.

	Director	October __, 2012
David B. Speer

/s/ Donald R. Parfet	Director	October 31, 2012
Donald R. Parfet

/s/ Theodore D. Crandall	Senior Vice President and Chief Financial Officer (principal financial officer)	October 31, 2012
Theodore D. Crandall

/s/ Douglas M. Hagerman	Senior Vice President, General Counsel and Secretary	October 31, 2012
Douglas M. Hagerman

/s/ David M. Dorgan	Vice President and Controller (principal accounting officer)	October 31, 2012
David M. Dorgan